Exhibit 99.1

May 11, 2010	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Brad Borror
918-588-7582

ONEOK to Present at AGA Financial Forum

TULSA, Okla. – May 11, 2010 – ONEOK, Inc. (NYSE: OKE) will present at the American Gas Association Financial Forum on Tuesday, May 18, 2010, in Palm Beach, Fla., at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time).

Robert F. Martinovich, chief operating officer of ONEOK, will present.

The conference will be webcast and will be accessible on ONEOK’s website www.oneok.com. A replay of the webcast will be archived for 30 days after the conference.

The company will also post the presentation on its website that morning, beginning at 9 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time).

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company and is included in the Standard & Poor’s (S&P) 500 stock index.

For information about ONEOK, Inc., visit the website: www.oneok.com. OKE-FV

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